UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2011

Multi-Color Corporation

(Exact name of Registrant as specified in its Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4053 Clough Woods Dr., Batavia, Ohio		45103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 3, 2011, Multi-Color Corporation, an Ohio corporation (“MCC” or the “Company”) completed its previously announced merger (“Merger”) pursuant to the Merger and Stock Purchase Agreement (the “Merger Agreement”), dated as of August 26, 2011, by and among MCC, Adhesion Holdings, Inc., a Delaware corporation (“Adhesion”), DLJ South American Partners, L.P., an Ontario limited partnership (“DLJ”), Diamond Castle Partners IV, L.P., a Delaware limited partnership, solely as the Stockholders’ Representative (“Diamond Castle”) and M Acquisition, LLC, a Delaware limited liability company wholly owned by MCC (“Merger Sub”). Capitalized terms used in this Report but not defined herein shall have the respective meanings assigned thereto in the Merger Agreement and Investor Rights Agreement (defined below), as applicable.

Item 1.01 – Entry into a Material Definitive Agreement

Investor Rights Agreement

Effective October 3, 2011, MCC entered into an Investor Rights Agreement by and between the Company and certain investors parties thereto, pursuant to which MCC granted such investors certain demand registration and piggyback registration rights with respect to MCC Shares to be received in the Merger by such investors (the “Stock Consideration”). MCC also agreed to file a shelf Registration Statement to register the Stock Consideration. MCC is required to pay all registration expenses but is not required to pay any underwriting fees, discounts or commissions attributable to the sale of such MCC Shares.

The Investor Rights Agreement also provides the investors the right to nominate for election to MCC’s Board of Directors a number of directors or Board observers, as the case may be, based on the overall number of MCC Shares and the amount of the Stock Consideration held by the investors as described in Item 5.02 herein.

Credit Agreement Amendment

Effective September 30, 2011, MCC, together with certain of its subsidiaries, entered into the Fourth Amendment to Credit Agreement (the “Credit Agreement Amendment”) with various lenders, Bank of America, N.A. as Administrative Agent, Swing Line Lender and U.S. L/C Issuer (“Bank of America”), and Westpac Banking Corporation, as Australian Administrative Agent and Australian L/C Issuer (“Westpac”). The Credit Agreement Amendment amends the Credit Agreement entered into by the parties thereto on or about February 29, 2008 (the “Original Credit Agreement”) and amended on or about June 28, 2010, March 25, 2011 and August 26, 2011 (the Original Credit Agreement, as amended, the “Credit Agreement”), in certain respects in order to facilitate the Company’s consummating the transactions contemplated in the Merger Agreement.

Among other things, the Credit Agreement Amendment excludes certain subsidiaries of Adhesion from the requirement to become guarantors under the Credit Agreement and pledge their assets as collateral for the obligation of the borrowers under the Credit Agreement.

The foregoing descriptions of the Investor Rights Agreement and Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the respective exhibits filed herewith and incorporated herein by reference. The Investor Rights Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about MCC.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On October 3, 2011, the Merger was consummated and, in accordance with the Merger Agreement, Adhesion was merged with and into Merger Sub, with Merger Sub surviving as a subsidiary of MCC and CM Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Chilean JV”) became a wholly-owned subsidiary of MCC as a result of LabelCorp Holdings, Inc., a Delaware corporation and a subsidiary of MCC (“LabelCorp”), acquiring from DLJ all of DLJ’s outstanding equity securities of the Chilean JV.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 to the MCC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2011 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in the third and fourth paragraphs of Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, as part of the paid in the Merger, the Company issued 2,552,904 MCC Shares to the Diamond Castle Investors and 110,780 MCC Shares to the other shareholders of Adhesion with certain of the MCC Shares issued to be held in escrow pursuant to the terms of an escrow agreement between the parties. The Company issued such MCC Shares pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2011, MCC’s Board of Directors increased its size from six members to eight members and appointed Ari J. Benacerraf and Lee A. Wright as directors of the Company to serve in said capacity until the Company’s next annual meeting of shareholders and until their successors are elected and qualified. The appointments are effective as of the consummation of the Merger and were agreed to by the Company in connection with the Merger Agreement and pursuant to the terms of the Investor Rights Agreement.

Under the Investor Rights Agreement, Diamond Castle and affiliated entities Diamond Castle IV-A, L.P. and Deal Leaders Fund, L.P., (collectively, the “Diamond Castle Investors”) as holders of a majority of Registrable Securities (as defined in the Investor Rights Agreement) immediately after the closing of the Merger, have the right to nominate for election to MCC’s Board of Directors two directors, so long as the Diamond Castle Investors and certain of their permitted transferees beneficially own (i) 12.6% or more of the total outstanding MCC Shares and (ii) 40% or more of the MCC Shares issued to the Diamond Castle Investors pursuant to the Merger Agreement; or one director, so long as the Diamond Castle Investors and certain of their permitted transferees beneficially own (i) less than 12.6% of the MCC Shares but (ii) 40% or more of the MCC Shares issued to the Diamond Castle Investors pursuant to the Merger Agreement (in each case, as such number is adjusted to take into account stock dividends, stock splits, recapitalizations, mergers, consolidations or similar events with respect to the outstanding MCC Shares that may occur after the date of the Investor Rights Agreement). If at any time the Diamond Castle Investors and certain of their permitted transferees own fewer than 40% of the MCC Shares issued to the Diamond Castle Investors pursuant to the Merger Agreement (as such number is adjusted as described in the preceding sentence), the Diamond Castle Investors’ board nomination rights will terminate.

Mr. Benacerraf, age 48, is Senior Managing Director and a Co-Founder of Diamond Castle Holdings, LLC where he focuses on energy, healthcare and industrial sectors. Prior to co-founding Diamond Castle in 2004, Mr. Benacerraf was a Managing Director of DLJ Merchant Banking Partners, which he joined in 1995. Mr. Benacerraf is currently a director of Managed Healthcare Associates, Inc., Beacon Health Strategies LLC, Suture Express, Inc., Professional Directional Holdings, Inc., and NES Rentals and is a former director of Adhesion Holdings, Inc, Seabulk International, Inc., Frontier Drilling ASA, American Ref-Fuel Company, LLC, and Amatek Holdings SA. Mr. Benacerraf holds a B.A. from Franklin & Marshall College and an M.B.A. from The Johnson School of Management of Cornell University.

Mr. Wright, age 39, is a Senior Managing Director at Diamond Castle Holdings, LLC where he focuses on the energy, industrial and financial institutions sectors. Prior to joining Diamond Castle in 2005, Mr. Wright was a Director and a Vice President at DLJ Merchant Banking Partners, a private equity firm, from 2000 to 2005. Mr. Wright previously worked at CSFB Private Equity (1996 to 2000) as a Vice President and Associate and was an Analyst in CSFB’s Investment Banking division (1994 to 1996). Mr. Wright is currently a director of Professional Directional Holdings, Inc. and Community Choice Financial, Inc. and is a former director of Adhesion Holdings, Inc., U.S. Express Leasing, Inc. and Frontier Drilling ASA. Mr. Wright holds a B.S., magna cum laude, in Business Administration from Washington & Lee University.

Each of Mr. Benacerraf and Mr. Wright will receive compensation for his service as a director of MCC in accordance with MCC’s customary director compensation policies. Except as set forth herein, there are no arrangements or understandings between Messrs. Benacerraf or Wright, on the one hand, and any other person, on the other hand, pursuant to which Messrs. Benacerraf and Wright were appointed to serve on MCC’s Board of Directors. There have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding either Mr. Benacerraf or Mr. Wright that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 8.01 – Other Events

On October 3, 2011, the Company issued a press release announcing the consummation of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information: The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

4.1	Investor Rights Agreement of Multi-Color Corporation, dated as of October 3, 2011, by and between Multi-Color Corporation and each of the Investors whose name appears on the signature pages thereof

10.1	Fourth Amendment to Credit Agreement, made and entered into as of October 3, 2011, by and among Multi-Color Corporation, Collotype International Holdings Pty Ltd., the Approving Lenders, certain Subsidiaries of Multi-Color Corporation, Bank of America, N.A. and Westpac Banking Corporation

99.1	Press Release, dated October 3, 2011, publicly announcing the actions reported herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: October 5, 2011	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial and
Accounting Officer, Secretary